Winston Hotels, Inc. 2626 Glenwood Avenue • Suite 200 Raleigh, North Carolina 27608 www.winstonhotels.com NYSE: WXH
FOR FURTHER INFORMATION:

WINSTON HOTELS:
Patti L. Bell	Jerry Daly or Carol McCune (Media)
Assistant Vice President	(703) 435-6293
Investor Relations & Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com

For Immediate Release
Winston Hotels Reports Fourth Quarter, Full-Year 2005 Results
     RALEIGH, N.C., February 16, 2006—Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (REIT) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the fourth quarter and year ended December 31, 2005.
     Net income available to common shareholders was $1.9 million for the 2005 fourth quarter, or $0.07 per share, compared to net income available to common shareholders of $0.9 million, or $0.03 per share, for the same period a year earlier.
     For the year, net loss available to common shareholders was ($1.7) million, or $(0.07) per share, compared to net income available to common shareholders of $7.8 million, or $0.30 per share, for the full year 2004. The full year 2005 results included a non-cash impairment charge of $12.4 million (net of allocation of minority interest). Excluding this charge, 2005 net income available to common shareholders would have been $10.6 million, or $0.39 per share.

     Funds from operations (FFO) available to common shareholders for the 2005 fourth quarter rose 19 percent to $6.4 million, compared to $5.4 million in the 2004 fourth quarter, or $0.23 and $0.20 per common share, respectively. Excluding the effects of the non-cash impairment charge in 2004 and the non-cash income tax expense (benefits) in both years, the fourth quarter 2005 FFO available to common shareholders would have been $6.5 million, or $0.23 per share, versus $5.1 million, or $0.19 per share for the fourth quarter of 2004. The company had approximately 27.7 million and 27.6 million fully diluted weighted average common shares outstanding in the 2005 and 2004 reporting periods, respectively.
     For the full year 2005, FFO available to common shareholders decreased to $16.4 million, or $0.59 per common share, compared to $26.2 million, or $0.95 per common share for 2004. Excluding the effects of non-cash impairment charges and non-cash income tax expense/benefits in both years, as well as non-recurring items in both years including the effects of the redemption of the Series A Preferred Stock in 2004, the non-recurring lease agreement acquisition income earned in 2004, as well as $0.06 per share of additional interest income relating to the early payoff of the Cornhusker, Baltimore, Tampa and Kauai hotel loans in 2005, FFO available to common shareholders would have been $28.3 million, or $1.02 per share for 2005 versus $25.8 million, or $0.94 per share for 2004. The company’s fully diluted weighted average common shares outstanding was approximately 27.7 million and 27.6 million in the 2005 and 2004 reporting periods, respectively.
Recent Developments
     In February 2006, the company closed on its first loan in a program with GE Commercial Franchise Finance (“GEFF”), announced last year, to provide a highly streamlined, cost-effective loan product for hoteliers. Under the program, GEFF and Winston provide seamless first mortgage loans for up to 85 percent of a project’s cost. Winston initially funded $0.6 million of the total $2.3 million first loss piece, or the “B” note, of a $12 million total loan amount for a to-be-built 140 room Hilton Garden Inn in Columbia, SC. Winston is obligated to fund the remaining balance of the “B” note ratably over the projected construction period that has commenced and is expected to be completed during the fourth quarter of 2006. The underlying construction-to-five-year-permanent loan, bears interest at an all in annual yield to the company equal to 30-day LIBOR plus approximately 12 percent.
2005 Highlights
     “Winston capitalized on all of its growth initiatives in 2005, including acquisitions, development/repositioning and hotel debt financing,” said Robert W. Winston, III chief executive officer. “We continue to see significant opportunities in all of our growth strategies.”
     Hotel Acquisitions, Dispositions
     “Prices for hotels rose significantly during 2005, but we believe that we still will be able to acquire premium-branded hotels at reasonable capitalization rates,” said Joe Green, president and chief financial officer. “In attractive markets where hotels are selling in excess of replacement costs, we will consider development on a highly selective basis.”
•	In the 2005 fourth quarter, the company acquired five Marriott Towneplace Suites and one Courtyard by Marriott for an aggregate cost of $46.9 million.

•	In 2005, the company also acquired the Hampton Inn & Suites in Baltimore’s Inner Harbor for $16.3 million and a 60 percent interest in the $18 million Stanley Hotel in Estes Park, Colo.

•	During the year, the company sold three hotels that no longer fit the company’s long-term growth strategy, for aggregate net proceeds of $11.5 million.

     Hotel Development
     “We develop hotels for our own account and through joint ventures,” Green noted. “In 2005, we began construction on four hotels at an expected total cost of an aggregate of approximately $62 million. We also were designated a preferred developer for the new select-service aloft brand by Starwood and currently are reviewing several potential development sites on which we can build and own aloft-branded hotels.”
•	The company is nearing completion on its conversion of a former historic apartment building in Kansas City into a 123-room Courtyard by Marriott. The $16.7 million project is expected to be completed in late April 2006.

•	Construction is well underway on a 121-room, $12.0 million Hilton Garden Inn in Akron, Ohio, which is expected to open during the fourth quarter of 2006. Winston expects to contribute 70 percent of the total equity investment in the joint-venture project.

•	Construction has begun on the wholly owned, 142-room, $19.6 million Homewood Suites hotel in Princeton, N.J., expected to open during the first quarter of 2007.

•	Winston recently broke ground on a 119-room, $13.3 million Hilton Garden Inn in Wilmington, N.C. The wholly owned hotel is expected to open during the second quarter of 2007.
     Hotel Debt Financing Program
•	For the full year, the company closed on five loans totaling approximately $23 million, including $14.0 million of four senior participation interests in certain mezzanine loans originated by Credit Suisse First Boston and purchased by the company in the fourth quarter of 2005.

•	In 2005, four loans with outstanding balances in the aggregate of $16 million, were repaid to the company, prior to their maturity date, resulting in prepayment and related fees totaling $1.6 million, or approximately $0.06 per share.
     Financing
•	The company expanded its line of credit with GE Capital in 2005 from $155 million to $215 million. Winston had approximately $68 million available under the line as of December 31, 2005.

•	In 2005, the company financed four of its existing hotel loans under its $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (Marathon), borrowing approximately $9 million. Availability under the Marathon master repurchase agreement is approximately $41 million.

•	Winston established two new credit facilities with Marathon totaling $13.2 million to finance hotel loans under the company’s hotel debt financing program.
Same Store Operating Statistics
     Revenue per available room (RevPAR) in the 2005 fourth quarter improved 8.3 percent, led by a 6.8 percent improvement in average daily room rate (ADR) and a 1.4 percent increase in occupancy, compared to the same period a year earlier. Fourth quarter 2005 operating margins decreased slightly to 38.4 percent from 38.7 percent in the same period for the previous year, as they were negatively impacted by non-recurring legal fees, rising utility costs and higher franchise fees, offset by pro-active strategies resulting in a decrease in labor costs. The increase in utility costs was generated solely by rate increases, which was mitigated by implementing various energy-saving measures.

     The following table details the “same store” operating statistics, which includes 44 hotels that were open throughout both the three and twelve months ended December 31, 2005 and the three and twelve months ended December 31, 2004 (includes 41 wholly owned hotels and three jointly owned hotels, including the Ponte Vedra, Fla. Hampton Inn, the West Des Moines, Iowa Fairfield Inn & Suites and the Houston, Texas SpringHill Suites by Marriott ).
Same Store Operating Statistics

	Three Months Ended				Twelve Months Ended
	December, 31,				December, 31,
	2005	2004	Change		2005	2004	Change
Hotel room revenues	$32,367	$30,045		7.7%	$135,150	$126,836		6.6%
RevPAR	$56.72	$52.35		8.3%	$59.44	$55.56		7.0%
Occupancy	64.6%	63.7%		1.4%	68.4%	68.4%		0.0%
Average Daily rate	$87.78	$82.22		6.8%	$86.86	$81.25		6.9%
Gross Operating Profit margin	38.4%	38.7%	-0.3	%pts.	41.0%	41.1%	-0.1	%pts.
Dividends
     During the 2005 fourth quarter, the company declared a regular cash dividend of $0.15 per common share and a cash dividend of $0.50 per share of Series B Preferred Stock. The non-cash impairment charge and the non-cash tax expense do not affect the company’s ability to pay out dividends pursuant to its dividend policy. “We continue to evaluate our policy on a quarterly basis and currently are comfortable with the payout level of our current common stock dividend,” said Robert W. Winston, III, chief executive officer.
2006 First Quarter Outlook and Guidance
     For the 2006 first quarter, the company forecasts net income per share available to common shareholders of ($0.02) to $0.00. On a same store basis, the company expects 2006 first quarter RevPAR to increase 5 to 7 percent, compared to the prior year’s first quarter, as well as a slight increase in gross operating profit margins for the first quarter of 2006, compared to the previous year’s first quarter.

     FFO per share available to common shareholders is expected to be between $0.16 and $0.18 for the 2006 first quarter. “We expect the gross operating profit from our hotel portfolio for the first quarter 2006 to increase over 2005 by $0.08 to $0.10 per share,” Green said. “However, we expect this gain to be offset by higher interest expense, general and administrative costs and, management fees, coupled with lower interest income from hotel loans and the negative impact of the seasonality of the operations of the Stanley Hotel in Estes Park, Colo. “We believe that the anticipated negative impacts in the first quarter will be more than offset in the remaining three quarters of the year,” Green said. “For example, the Stanley generates most of its profit in the second and third quarters, and we expect it to be accretive for the full year.”
     This guidance assumes no hotel acquisitions, and no hotel dispositions, developments or placements of hotel debt during the 2006 first quarter.
2006 Yearly Outlook and Guidance
     For the year ended December 31, 2006, the company forecasts net income per share available to common shareholders of $0.26 to $0.32. On a same store basis, the company expects 2006 RevPAR to increase 5 to 7 percent, compared to the prior year.
     FFO per share available to common shareholders for the year ended December 31, 2006 is expected to be between $1.04 and $1.10 ($1.13 excluding the expected impact of non-cash income tax expense in 2006). This guidance assumes no hotel acquisitions, or dispositions, developments or placements of hotel debt during the year ended December 31, 2006, except for the operations and related debt of the Courtyard by Marriott hotel in Kansas City, Mo., which is expected to open by the end of April. Moreover the guidance does not include any results from the company’s assumption that it will replace some of its current variable rate debt with fixed-rate financing.

     “We believe interest rates will continue to rise and therefore believe the timing is right to lock in long-term rates,” Green noted. “Accordingly, the company is considering several proposals to refinance approximately $160 million of its current portfolio with 10-year fixed rate financing. We expect to complete the refinancing by July 1st of this year.”
     Green also pointed out, “We have active pipelines in all of our growth strategies and anticipate consummating accretive transactions in 2006. However, timing of complex financings, acquisitions and development transactions is very difficult to predict with reasonable accuracy. We are comfortable with our base assumptions for 2006 and expect improvement in our operations. We expect that 2006 will be a productive year for the company.”
     Winston Hotels’ 2005 fourth quarter investor conference call is scheduled for 10 a.m. EST today, February 16, 2006. The call also will be simulcast over the Internet via the company’s Web site, www.winstonhotels.com. The replay will be available on the company’s Web site for 30 days and via telephone for seven days by calling 800-475-6701, access code 816910.

About the Company
     As of December 31, 2005, the company owned or was invested in 56 hotel properties in 17 states having an aggregate of 7,668 rooms. This included 49 wholly owned properties with an aggregate of 6,720 rooms, a 60 percent ownership interest in a joint-venture that owns one hotel with 138 rooms, a 49 percent ownership interest in a joint venture that owns one hotel with 118 rooms, a 48.78 percent ownership interest in a joint venture that owns one hotel with 147 rooms, and a 13.05 percent ownership interest in a joint venture that owns four hotels with an aggregate of 545 rooms. As of December 31, 2005 the company had hotel loans receivable totaling $38.1 million. The company does not hold an ownership interest in any of the hotels for which it has provided financing. For more information about Winston Hotels, visit the company’s Web site at www.winstonhotels.com.
Notes About Forward-Looking Statements
     In addition to historical information, this press release contains forward-looking statements. The reader can identify these statements by use of words like “may,” “will,” “expect,” “project,” “anticipate,” “estimate,” “target,” “believe,” or “continue” or similar expressions, including without limitation its acquisition, disposition and development plans for hotel properties, its hotel lending plans, its dividend policy, and its estimated net income available to common shareholders, net income available to common shareholders per share, FFO available to common shareholders, FFO available to common shareholders per share and RevPAR. These statements represent the company’s judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of subordinated loans, or the failure to make additional hotel debt investments and investments in hotels. Other risks are discussed in the company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2004.

Notes About Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, the company has provided a reconciliation in this press release of each non-GAAP financial measure to its most directly comparable GAAP measure. We believe that these non-GAAP measures, when combined with the company’s primary GAAP presentations required by the SEC, help improve our equity holders’ ability to understand our operating performance and make it easier to compare the results of our company with other hotel REITs. A description of each is provided below.
FFO and FFO Available to Common Shareholders
The company reports FFO in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) (determined in accordance with generally accepted accounting principles, or “GAAP”), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). The company further subtracts preferred stock dividends and loss on redemption of Series A Preferred Stock from FFO to calculate FFO available to common shareholders. FFO available to common shareholders is a performance measure used by the company in its budgeting and forecasting models, it is discussed during Board meetings, and is considered when making decisions regarding acquisitions, sales of properties and other investments, and is a metric in determining executive compensation. The calculation of FFO and FFO available to common shareholders may vary from entity to entity, and as such the presentation of FFO and FFO available to common shareholders by the company may not be comparable to other similarly titled measures of other reporting companies. FFO and FFO available to common shareholders are not intended to represent cash flows for the period. FFO and FFO available to common shareholders have not been presented as an alternative to net income, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
FFO is a supplemental industry-wide measure of REIT operating performance, the definition of which was first proposed by NAREIT in 1991 (and clarified in 1995, 1999 and 2002) in response to perceived drawbacks associated with the presentation of net income under GAAP as applied to REITs. Since the introduction of the definition by NAREIT, the term has come to be widely used by REITs. Historical GAAP cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentations of operating results for real estate companies that use historical GAAP cost accounting to be insufficient by themselves. Accordingly, the company believes FFO and FFO available to common shareholders (combined with the company’s primary GAAP presentations required by the SEC) improve our investors’ ability to understand the company’s operating performance.

Operating Margin
Operating margin is determined by dividing gross operating profit, for the hotels whose operating results are included in the company’s consolidated statement of operations, by total revenue.
RevPAR
RevPAR is an acronym for Revenue Per Available Room, which is determined by multiplying average daily rate by occupancy percentage for any given period. RevPAR does not include food and beverage or other ancillary revenues, such as parking, telephone, or other guest services generated by the property. Similar to the reporting periods for the company’s statement of operations, hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) are always reported on a quarter to date and/or year to date basis.

WINSTON HOTELS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and 2004
($ in thousands, except per share amounts)

	December 31, 2005	December 31, 2004

ASSETS
Land	$55,758	$46,215
Buildings and improvements	421,948	382,458
Furniture and equipment	63,048	54,661

Operating properties	540,754	483,334
Less accumulated depreciation	139,222	134,261

	401,532	349,073
Properties under development	25,139	3,962

Net investment in hotel properties	426,671	353,035

Assets held for sale	10,832	7,037
Corporate furniture fixtures and equipment, net	371	397
Cash	15,047	4,115
Accounts receivable, net	3,820	2,676
Notes receivable	38,050	30,849
Investment in joint ventures	1,795	2,512
Deferred expenses, net	6,807	3,759
Prepaid expenses and other assets	12,557	7,976
Deferred tax asset	11,471	12,024

Total assets	$527,421	$424,380

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$157,896	$66,850
Mortgage loans	99,874	88,075
Accounts payable and accrued expenses	27,261	13,066
Distributions payable	6,011	5,994

Total liabilities	291,042	173,985

Minority interest	12,804	10,154

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000,000 shares authorized, 3,680,000 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000,000 shares authorized, 26,509,002 and 26,397,574 shares issued and outstanding	265	264
Additional paid-in capital	325,238	323,947
Unearned compensation	(1,454)	(1,145)
Distributions in excess of earnings	(100,511)	(82,862)

Total shareholders’ equity	223,575	240,241

Total liabilities, minority interest and shareholders’ equity	$527,421	$424,380

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2005	2004

Operating revenue:
Rooms	$35,094	$28,599
Food and beverage	3,166	2,105
Other operating departments	1,148	818
Joint venture fee income	63	58

Total operating revenue	39,471	31,580

Hotel operating expenses:
Rooms	7,835	6,628
Food and beverage	2,356	1,584
Other operating departments	922	667
Undistributed operating expenses:
Property operating expenses	8,355	6,478
Real estate taxes and property and casualty insurance	1,757	1,434
Franchise costs	2,533	2,093
Maintenance and repair	2,176	1,699
Management fees	1,310	709
General and administrative	1,792	1,568
Depreciation	5,033	4,163
Amortization	471	439

Total operating expenses	34,540	27,462

Operating income	4,931	4,118

Interest and other income	2,236	850
Interest expense	(3,981)	(2,057)

Income before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	3,186	2,911
Income allocation to minority interest in Partnership	(93)	(72)
(Income) loss allocation to minority interest in consolidated joint ventures	129	(45)
Income tax benefit (expense)	(83)	486
Equity in income of unconsolidated joint ventures	583	24

Income from continuing operations	3,722	3,304
Discontinued operations:
Income (loss) from discontinued operations	49	(211)
Loss on impairment of asset held for sale	—	(391)

Net income	3,771	2,702
Preferred stock distribution	(1,840)	(1,840)

Net income available to common shareholders	$1,931	$862

Basic weighted average number of common shares outstanding	26,314	26,234

Diluted weighted average number of common shares outstanding	27,654	27,556

Income (loss) per common share diluted:
Income from continuing operations	$0.07	$0.05
Loss from discontinued operations	—	(0.02)

Net income available to common shareholders	0.07	0.03

Per share dividends to common shareholders	$0.15	$0.15

WINSTON HOTELS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years ended December 31,
	2005	2004

Operating revenue:
Rooms	$136,472	$117,475
Food and beverage	10,239	7,589
Other operating departments	4,069	3,516
Percentage lease revenue	—	701
Joint venture fee income	250	181

Total operating revenue	151,030	129,462

Hotel operating expenses:
Rooms	29,886	25,822
Food and beverage	7,697	5,715
Other operating departments	3,070	2,632
Undistributed operating expenses:
Property operating expenses	29,736	25,705
Real estate taxes and property and casualty insurance	7,038	6,148
Franchise costs	9,910	8,492
Maintenance and repair	7,838	6,575
Management fees	4,264	2,914
General and administrative	7,943	6,858
Depreciation	18,285	15,957
Amortization	1,519	1,405

Total operating expenses	127,186	108,223

Operating income	23,844	21,239

Interest and other income	7,045	2,196
Interest expense	(11,633)	(7,157)

Income before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income (loss) of unconsolidated joint ventures	19,256	16,278
Income allocation to minority interest in Partnership	(537)	(398)
Income allocation to minority interest in consolidated joint ventures	(410)	(255)
Income tax benefit (expense)	(593)	1,540
Equity in income (loss) of unconsolidated joint ventures	625	(61)

Income from continuing operations	18,341	17,104
Discontinued operations:
Income (loss) from discontinued operations	(704)	204
Net gain on sale of discontinued operations	366	15
Loss on impairment of asset held for sale	(12,386)	(440)

Net income	5,617	16,883
Preferred stock distribution	(7,360)	(7,315)
Loss on redemption of Series A preferred stock	—	(1,720)

Net income (loss) available to common shareholders	$(1,743)	$7,848

Basic weighted average number of common shares outstanding	26,302	26,224

Diluted weighted average number of common shares outstanding	26,302	27,555

Income (loss) per common share basic and diluted:
Income from continuing operations	$0.41	$0.31
Income (loss) from discontinued operations	(0.48)	(0.01)

Net income (loss) available to common shareholders	$(0.07)	$0.30

Per share dividends to common shareholders	$0.60	$0.60

WINSTON HOTELS, INC.
RECONCILIATION AND CALCULATION OF FFO, FFO AVAILABLE TO COMMON
SHAREHOLDERS AND FFO AVAILABLE TO COMMON SHAREHOLDERS PER SHARE
($ in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income	$3,771	$2,702	$5,617	$16,883
Gain on sale of discontinued operations	—	—	(383)	(16)
Gain on sale of unconsolidated joint venture hotel	(551)	—	(551)	—
Minority interest in Partnership allocation of income (loss)	96	79	(96)	398
Minority interest in Partnership allocation of gain on sale of discontinued operations	—	—	17	1
Minority interest in Partnership allocation of gain on sale of unconsolidated joint venture hotel	26	—	26	—
Minority interest in Partnership allocation of income (loss) from discontinued operations	(25)	(18)	(33)	9
Depreciation	4,620	3,901	16,962	15,222
Depreciation from discontinued operations	91	510	1,302	2,189
Depreciation from joint ventures	229	90	889	501

FFO	8,257	7,264	23,750	35,187

Loss on redemption of Series A preferred stock	—	—	—	(1,720)
Preferred stock dividend	(1,840)	(1,840)	(7,360)	(7,315)

FFO Available to Common Shareholders	$6,417	$5,424	$16,390	$26,152

Weighted average common shares outstanding assuming dilution	27,654	27,556	27,680	27,555

FFO Available to Common Shareholders per share	$0.23	$0.20	$0.59	$0.95

Common dividend per share	$0.15	$0.15	$0.60	$0.60

Excluding the effects of the non-cash impairment in 2004 and income tax expense (benefits) in both years, the fourth quarter 2005 FFO available to common shareholders would have been $0.23 per share, versus $0.19 per share for the fourth quarter of 2004.
Excluding the effects of non-cash impairment charges and non-cash income tax expense/benefits in both years, as well as non-recurring items in both years including the effects of the redemption of the Series A Preferred Stock in 2004, the non-recurring lease agreement acquisition income earned in 2004, as well as the $0.06 per share of additional interest income relating to the early payoff of the Cornhusker, Baltimore, Tampa and Kauai hotel loans in 2005, FFO available to common shareholders would have been $28.3 million, or $1.02 per share for 2005 versus $25.8 million, or $0.94 per share for 2004.

WINSTON HOTELS, INC.
2006 FIRST QUARTER AND YEARLY GUIDANCE
RECONCILIATION OF NET INCOME TO
FFO AVAILABLE TO COMMON SHAREHOLDERS *
($ in thousands, except per share amounts)

	Quarter Ended		Year Ended
	March 31, 2006		December 31, 2006
	Guidance Range		Guidance Range
	Low	High	Low	High

Net income	$1,200	$1,800	$14,600	$16,200

Minority interest	—	—	300	400

Depreciation	5,100	5,100	21,200	21,200

Depreciation from joint ventures	100	100	200	200

Preferred stock dividend	(1,840)	(1,840)	(7,360)	(7,360)

FFO Available to Common Shareholders	$4,560	$5,160	$28,940	$30,640

Weighted average common shares assuming dilution	27,900	27,900	27,900	27,900

FFO Available to Common Shareholders per share	$0.16	$0.18	$1.04	$1.10
*  Assumes no hotel acquisitions, and no hotel dispositions, developments or placements of hotel debt, except for the operations and related debt of the Courtyard by Marriott hotel in Kansas City, MO opening in April.

Winston Hotels, Inc.
Three and Twelve Months Ended December 31, Same Store RevPAR Statistics
Total for 44 Hotels

	Quarter Ending			Twelve Months Ended
	December			December
	2005	2004	% CH	2005	2004	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	39.31	38.49	2.1%	$44.50	$46.22	-3.7%
Courtyard, Fairfield Inn, Residence Inn	55.37	46.26	19.7%	$57.36	$48.67	17.9%
Hampton Inn/Suites	56.45	51.19	10.3%	$58.96	$53.23	10.8%
Hilton Garden Inn	70.50	71.61	-1.6%	$74.63	$74.88	-0.3%
Holiday Inn Express/Select	55.41	50.45	9.8%	$57.33	$52.86	8.5%
Homewood Suites	66.65	62.63	6.4%	$67.92	$64.72	4.9%

Region
South Atlantic	52.18	48.44	7.7%	$55.52	$52.45	5.9%
East North Central	70.69	72.92	-3.1%	$74.46	$74.05	0.6%
West South Central	53.95	35.42	52.3%	$49.59	$38.36	29.3%
West North Central	51.23	46.55	10.1%	$55.30	$52.52	5.3%
Mountain	52.70	52.98	-0.5%	$55.20	$50.77	8.7%
New England	62.09	61.89	0.3%	$66.88	$64.97	2.9%
Middle Atlantic	76.54	76.14	0.5%	$82.07	$78.50	4.5%

Segment
Upscale	64.22	59.00	8.8%	$66.20	$61.43	7.8%
Mid-scale w/ F&B	58.74	54.30	8.2%	$59.50	$58.03	2.5%
Mid-scale w/o F&B	48.62	45.23	7.5%	$52.70	$49.06	7.4%

Service
Limited-service	48.62	45.23	7.5%	$52.70	$49.06	7.4%
Full-service	62.08	59.40	4.5%	$65.01	$63.25	2.8%
Extended-stay	64.63	55.69	16.1%	$64.34	$56.54	13.8%
All Hotels	56.72	52.35	8.3%	$59.44	$55.56	7.0%

     The above presentation includes 41 of the company’s 49 wholly owned hotels as of December 31, 2005, as well as three joint venture hotels the company held an ownership interest in throughout the periods presented. These joint venture hotels include the Ponte Vedra, Fla. Hampton Inn, the West Des Moines, Iowa Fairfield Inn & Suites and the Houston, Tex. SpringHill Suites by Marriott. It excludes wholly owned properties which were sold prior to December 31, 2005, the Roanoke, Va. Courtyard by Marriott which was acquired in December 2004, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland which was acquired in September 2005 and the six hotels acquired in October 2005.
     The above presentation excludes two joint venture hotels, in which the company owns a 13.05 percent interest, through its Charlesbank joint venture. These joint venture hotels include the Shelton, Conn. Courtyard by Marriott acquired in March 2004 and the West Des Moines, Iowa Quality Suites acquired in August 2004. It also excludes the Chapel Hill, N.C. Courtyard by Marriott which opened in September 2004, in which the company owns a 48.78 percent interest and the Stanley Hotel in Estes Park, Colo., which was acquired September 2005, in which the company owns a 60 percent interest . These properties were not open throughout each of the periods presented; therefore they are excluded from the table above.

Winston Hotels, Inc.
Three and Twelve Months Ended December 31, Same Store ADR Statistics
Total for 44 Hotels

	Quarter Ending			Twelve Months Ended
	December			December
	2005	2004	% CH	2005	2004	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	$64.57	$62.36	3.5%	$66.55	$63.70	4.5%
Courtyard, Fairfield Inn, Residence Inn	$86.05	$77.43	11.1%	$84.26	$79.14	6.5%
Hampton Inn/Suites	$87.25	$79.54	9.7%	$84.98	$77.68	9.4%
Hilton Garden Inn	$109.74	$106.87	2.7%	$109.40	$103.98	5.2%
Holiday Inn Express/Select	$88.62	$83.43	6.2%	$88.50	$82.51	7.3%
Homewood Suites	$93.33	$89.53	4.2%	$93.55	$88.02	6.3%

Region
South Atlantic	$81.18	$75.25	7.9%	$80.62	$74.43	8.3%
East North Central	$111.21	$104.82	6.1%	$105.87	$100.23	5.6%
West South Central	$80.92	$72.91	11.0%	$78.11	$75.82	3.0%
West North Central	$73.65	$65.98	11.6%	$77.03	$71.53	7.7%
Mountain	$86.55	$81.21	6.6%	$86.32	$79.09	9.1%
New England	$98.14	$97.94	0.2%	$98.46	$95.77	2.8%
Middle Atlantic	$115.16	$107.50	7.1%	$114.09	$106.59	7.0%

Segment
Upscale	$95.63	$91.35	4.7%	$95.10	$90.31	5.3%
Mid-scale w/ F&B	$88.66	$86.23	2.8%	$90.20	$86.12	4.7%
Mid-scale w/o F&B	$78.93	$71.84	9.9%	$77.56	$71.10	9.1%

Service
Limited-service	$78.93	$71.84	9.9%	$77.56	$71.10	9.1%
Full-service	$96.58	$93.84	2.9%	$96.81	$92.57	4.6%
Extended-stay	$90.56	$84.66	7.0%	$89.91	$84.17	6.8%
All Hotels	$87.78	$82.22	6.8%	$86.86	$81.25	6.9%

The above presentation includes 41 of the company’s 49 wholly owned hotels as of December 31, 2005, as well as three joint venture hotels the company held an ownership interest in throughout the periods presented. These joint venture hotels include the Ponte Vedra, Fla. Hampton Inn, the West Des Moines, Iowa Fairfield Inn & Suites and the Houston, Tex. SpringHill Suites by Marriott. It excludes wholly owned properties which were sold prior to December 31, 2005, the Roanoke, Va. Courtyard by Marriott which was acquired in December 2004, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland which was acquired in September 2005 and the six hotels acquired in October 2005.
The above presentation excludes two joint venture hotels, in which the company owns a 13.05 percent interest, through its Charlesbank joint venture. These joint venture hotels include the Shelton, Conn. Courtyard by Marriott acquired in March 2004 and the West Des Moines, Iowa Quality Suites acquired in August 2004. It also excludes the Chapel Hill, N.C. Courtyard by Marriott which opened in September 2004, in which the company owns a 48.78 percent interest and the Stanley Hotel in Estes Park, Colo., which was acquired September 2005, in which the company owns a 60 percent interest . These properties were not open throughout each of the periods presented; therefore they are excluded from the table above.

Winston Hotels, Inc.
Three and Twelve Months Ended December 31, Same Store Occupancy Statistics
Total for 44 Hotels

	Quarter Ending			Twelve Months Ended
	December			December
	2005	2004	% CH	2005	2004	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	60.9%	61.7%	-1.3%	66.9%	72.6%	-7.9%
Courtyard, Fairfield Inn, Residence Inn	64.3%	59.8%	7.5%	68.1%	61.5%	10.7%
Hampton Inn/Suites	64.7%	64.4%	0.5%	69.4%	68.5%	1.3%
Hilton Garden Inn	64.2%	67.0%	-4.2%	68.2%	72.0%	-5.3%
Holiday Inn Express/Select	62.5%	60.5%	3.3%	64.8%	64.1%	1.1%
Homewood Suites	71.4%	70.0%	2.0%	72.6%	73.5%	-1.2%

Region
South Atlantic	64.3%	64.4%	-0.2%	68.9%	70.5%	-2.3%
East North Central	63.6%	69.6%	-8.6%	70.3%	73.9%	-4.9%
West South Central	66.7%	48.6%	37.2%	63.5%	50.6%	25.5%
West North Central	69.6%	70.6%	-1.4%	71.8%	73.4%	-2.2%
Mountain	60.9%	65.2%	-6.6%	64.0%	64.2%	-0.3%
New England	63.3%	63.2%	0.2%	67.9%	67.8%	0.1%
Middle Atlantic	66.5%	70.8%	-6.1%	71.9%	73.6%	-2.3%

Segment
Upscale	67.2%	64.6%	4.0%	69.6%	68.0%	2.4%
Mid-scale w/ F&B	66.3%	63.0%	5.2%	66.0%	67.4%	-2.1%
Mid-scale w/o F&B	61.6%	63.0%	-2.2%	67.9%	69.0%	-1.6%

Service
Limited-service	61.6%	63.0%	-2.2%	67.9%	69.0%	-1.6%
Full-service	64.3%	63.3%	1.6%	67.2%	68.3%	-1.6%
Extended-stay	71.4%	65.8%	8.5%	71.6%	67.2%	6.5%
All Hotels	64.6%	63.7%	1.4%	68.4%	68.4%	0.0%

The above presentation includes 41 of the company’s 49 wholly owned hotels as of December 31, 2005, as well as three joint venture hotels the company held an ownership interest in throughout the periods presented. These joint venture hotels include the Ponte Vedra, Fla. Hampton Inn, the West Des Moines, Iowa Fairfield Inn & Suites and the Houston, Tex. SpringHill Suites by Marriott. It excludes wholly owned properties which were sold prior to December 31, 2005, the Roanoke, Va. Courtyard by Marriott which was acquired in December 2004, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland which was acquired in September 2005 and the six hotels acquired in October 2005.
The above presentation excludes two joint venture hotels, in which the company owns a 13.05 percent interest, through its Charlesbank joint venture. These joint venture hotels include the Shelton, Conn. Courtyard by Marriott acquired in March 2004 and the West Des Moines, Iowa Quality Suites acquired in August 2004. It also excludes the Chapel Hill, N.C. Courtyard by Marriott which opened in September 2004, in which the company owns a 48.78 percent interest and the Stanley Hotel in Estes Park, Colo., which was acquired September 2005, in which the company owns a 60 percent interest . These properties were not open throughout each of the periods presented; therefore they are excluded from the table above.